Exhibit 99.1

Mohawk Group Reports Third Quarter 2019 Results

Third Quarter Net Revenue Grew 65% Year-over-Year to $40.6 Million

NEW YORK, November 5, 2019 – Mohawk Group Holdings, Inc. (NASDAQ: MWK) (“Mohawk” or the “Company”) today announced results for the third quarter ended September 30, 2019.

•	3 new products launched in the third quarter and 17 new product launches on track for the fourth quarter to date

•	Net revenue grew 64.6% to $40.6 million, compared to $24.7 million in the third quarter of 2018

•	Gross margin increased to 43.2%, compared to 42.2% in the third quarter of 2018 and 38.7% in the second quarter of 2019

•

Operating loss for the third quarter of 2019, inclusive of $7.7 million in non-cash stock-based compensation, was $(10.4) million compared to $(4.7) million in the third quarter of 2018, which included $0.1 million in non-cash stock-based compensation

•	Contribution margin improved to $3.2 million, compared to $0.3 million in the third quarter of 2018 and $1.7 million in the second quarter of 2019

•

Net loss for the third quarter of 2019, inclusive of $7.7 million in non-cash stock-based compensation, was $(11.3) million compared to $(5.1) million in the third quarter of 2018, which included $0.1 in non-cash stock-based compensation

•	Adjusted EBITDA improved to $(2.7) million, compared to $(4.5) million in the third quarter of 2018 and $(3.7) million in the second quarter of 2019

•	Cash provided by operating activities was $3.1 million, compared to cash used in operating activities of $(4.4) million in the second quarter of 2019

•	Total cash balance at September 30, 2019 was $35.7 million

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “We grew at a rapid pace during the third quarter as our tech-enabled business model driven by data, automation and artificial intelligence continues to fuel market-share gains. With our proprietary software platform AIMEE, we are at the forefront of disrupting the consumer products industry and capitalizing on the growing shift to digital commerce. We have launched 14 new products year-to-date, and our new product pipeline is accelerating. Equally important, the success rate of our new product launches continues to improve and now stands at approximately 80%, as our AI platform and quality-control processes continue to improve. Looking ahead, we are on track for a busy finish to the year with 17 new products launching over the course of the fourth quarter.”

Third Quarter 2019 Review

Third quarter 2019 net revenue increased 64.6% to $40.6 million, compared to $24.7 million in the third quarter of 2018. The increase was primarily attributable to increased direct sales volume, which grew by $15.6 million, or 63.9% from the third quarter of 2018, from growth of existing products as well as new products launched in the second half of 2018 and in 2019.

Gross margin for the third quarter of 2019 was 43.2%, compared to 42.2% in the year ago period and 38.7% in the second quarter of 2019.

Total operating expenses for the third quarter of 2019 increased to $27.9 million from $15.1 million a year ago driven primarily by a $7.6 million increase in non-cash stock-based compensation expense. Total operating expenses as a percentage of net revenue was 68.8% in the third quarter of 2019 versus 61.3% the third quarter of 2018. Excluding non-cash stock-based compensation expense, operating expenses as a percentage of net revenue decreased to 49.8% from 60.7% in the same period last year. The significant improvement in operating expense leverage highlights the Company’s current ability to launch new products and grow revenue while keeping fixed costs essentially flat due to the Company’s AIMEE automation.

Sales and distribution expenses as a percentage of net revenue was 42.6% in the third quarter of 2019 versus 46.9% the third quarter of 2018. Sales and distribution expenses excluding $1.6 million in non-cash stock-based compensation as a percentage of net revenue decreased to 38.6% from 46.8% in the same period last year also excluding non-cash stock-based compensation. The change was primarily attributable to a higher percentage of sales fulfilled by the Company’s own third party warehouse providers instead of through e-commerce platform service providers.

Research and development expenses for the third quarter of 2019 was $2.6 million compared to $0.8 million in the third quarter of 2018. Research-and-development expenses excluding $1.3 million in non-cash stock-based compensation increased to $1.3 million from $0.8 million in the year-ago period due to an increase in the number of developers to support growth.

General and administrative expenses for the third quarter of 2019 was $8.0 million compared to $2.8 million in the third quarter of 2018. General and administrative expenses, excluding $4.6 million in non-cash stock-based compensation, increased to $3.4 million compared to $2.6 million in the year-ago period, due primarily to costs associated with being a public company.

Operating loss for the third quarter of 2019 was $(10.4) million compared to $(4.7) million in the third quarter of 2018. Excluding non-cash stock-based compensation, third quarter 2019 operating loss was $(2.7) million.

Contribution margin for the third quarter of 2019 improved to $3.2 million compared to $0.3 million in the third quarter of 2018 and $1.7 million in the second quarter of 2019. Contribution margin as a percentage of net revenue for the quarter was 8.0% compared to 1.1% in the third quarter of 2018 and 5.7% in the second quarter of 2019.

Net loss for the third quarter of 2019 was $(11.3) million compared to $(5.1) million in the third quarter of 2018. Net loss for the third quarter of 2019 includes $7.7 million of stock-based compensation expense.

Adjusted EBITDA for the third quarter of 2019 improved to $(2.7) million compared to $(4.5) million in the third quarter of 2018 and $(3.7) million in the second quarter of 2019.

Balance Sheet and Cash Flow

As of September 30, 2019, the Company had cash and cash equivalents of $35.7 million, compared with $20.0 million at December 31, 2018, and $39.5 million as of June 30, 2019.

On September 10, 2019, Mohawk acquired the assets of Aussie Health, a personal health company, for $1.3 million. The Company used $1.1 million in cash and a $0.2 million promissory note to fund the purchase. Aussie Health’s trailing twelve months revenue as of September 30, 2019 was $2.2 million and trailing twelve months operating income as of September 30, 2019 was $0.4 million. No headcount was added in connection with this acquisition.

Cash provided by operating activities was $3.1 million, compared to cash used in operating activities of $(4.4) million in the second quarter of 2019. Total net change in cash and restricted cash for the quarter was a use of $(3.8) million. Overall, cash burn improved for the quarter to $(2.4) million compared to $(4.3) million in second quarter 2019.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Mohawk will host a live conference call to discuss financial results today, November 5, 2019, at 5:00 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 295-1077 (domestic) or (470) 495-9485 (international) at 5:00 p.m. ET and provide the Conference ID: 1387387. The conference call will also be available to interested parties through a live webcast at https://ir.mohawkgp.com/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc. and subsidiaries (“Mohawk”) is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market, and sell products. Mohawk predominantly operates through online retail channels such as Amazon and Walmart. Mohawk has incubated and grouped four owned-and-operated brands: hOme, Vremi, Xtava, and RIF6. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products, and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods were founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data, and the use of social proof to validate high-caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our ability to launch new products, our technology platform and its ability to disrupt the consumer products industry; the shift to digital commerce and growth thereof; our fulfillment capabilities; our ability to gain market share in existing categories; our ability to penetrate new categories; our top-line growth including as compared to operating costs; our expected launches; our acceleration of our product pipeline; and our ability to enhance profitability over time. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our cash flows and revenue growth rate; our supply chain, sourcing, manufacturing and warehousing; international tariffs and trade measures; inventory management, product liability claims, recalls, or other safety concerns; reliance on third-party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 13, 2019, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:

Ilya Grozovsky, Mohawk Group

ilya@mohawkgp.com

917-905-1699

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Stacey Sullivan, ICR

stacey.sullivan@icrinc.com

203-682-8200

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
NET REVENUE	$24,672	$40,603	$53,576	$88,817
COST OF GOODS SOLD (1)	14,262	23,076	35,919	52,859

GROSS PROFIT	10,410	17,527	17,657	35,958

OPERATING EXPENSES:
Sales and distribution (1)	11,560	17,307	28,516	38,409
Research and development (1)	790	2,634	2,810	5,657
General and administrative (1)	2,767	7,999	8,103	15,779

TOTAL OPERATING EXPENSES:	15,117	27,940	39,429	59,845

OPERATING LOSS	(4,707)	(10,413)	(21,772)	(23,887)
INTEREST EXPENSE—net	439	875	1,503	3,368
OTHER EXPENSE (INCOME)—net	(19)	21	(45)	53

LOSS BEFORE INCOME TAXES	(5,127)	(11,309)	(23,230)	(27,308)
PROVISION FOR INCOME TAXES	—	8	3	23

NET LOSS	$(5,127)	$(11,317)	$(23,233)	$(27,331)

Net loss per share, basic and diluted	$(0.49)	$(0.75)	$(2.40)	$(2.11)

Weighted-average number of shares outstanding, basic and diluted	10,532,926	15,134,422	9,687,078	12,971,641

(1)	Amounts include stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
Cost of goods sold	$—	$—	$—	$—
Sales and distribution expenses	5	1,617	11	2,533
Research and development expenses	8	1,327	21	1,878
General and administrative expenses	128	4,772	450	7,424

Total stock-based compensation expense	$141	$7,716	$482	$11,835

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	December 31, 2018	September 30, 2019
ASSETS
CURRENT ASSETS:
Cash	$20,029	$35,686
Accounts receivable—net	1,403	3,152
Inventory	30,552	25,908
Prepaid and other current assets	5,418	6,736

Total current assets	57,402	71,482
PROPERTY AND EQUIPMENT—net	268	140
GOODWILL AND OTHER INTANGIBLES—net	—	1,071
OTHER NON-CURRENT ASSETS	337	135

TOTAL ASSETS	$58,007	$72,828

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$14,451	$13,640
Accounts payable	15,404	15,453
Accrued and other current liabilities	9,708	10,880

Total current liabilities	39,563	39,973
OTHER LIABILITIES	26	8
TERM LOANS	13,049	13,339

Total liabilities	52,638	53,320
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 11,534,190 shares outstanding at December 31, 2018; 500,000,000 shares authorized and 17,710,659 shares outstanding at September 30, 2019	1	2
Additional paid-in capital	76,348	117,791
Accumulated deficit	(71,020)	(98,351)
Accumulated other comprehensive income	40	66

Total stockholders’ equity	5,369	19,508

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,007	$72,828

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited) (in thousands)

	Nine Months Ended September 30,
	2018	2019
OPERATING ACTIVITIES:
Net loss	$(23,233)	$(27,331)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	188	136
Provision for sales returns	118	236
Amortization of deferred financing costs and debt discounts	337	914
Stock-based compensation	482	11,835
Other	62	101
Changes in assets and liabilities:
Accounts receivable	48	(1,784)
Inventory	(515)	4,944
Prepaid and other current assets	(2,757)	(2,307)
Accounts payable, accrued and other liabilities	5,731	110

Cash used in operating activities	(19,529)	(13,146)
INVESTING ACTIVITIES:
Purchase of fixed assets	(25)	(48)
Purchase of Aussie Health Co.’s assets	—	(1,105)
Proceeds on sale of fixed assets	35	6

Cash provided by (used in) investing activities	10	(1,147)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	—	2
Proceeds from issuance of Series C preferred stock—converted to common stock	23,061	—
Proceeds from issuance of Series C-1 preferred stock—converted to common stock	8,364	—
Proceeds from Initial Public Offering	—	36,000
Proceeds received from exercise of stock options	18	—
Issuance costs of Series C preferred stock— converted to common stock	(3,000)	—
Issuance costs of Series C-1 preferred stock—converted to common stock	(1,036)	—
Issuance costs from initial public offering	—	(5,446)
Borrowings from Mid Cap credit facility	37,048	69,740
Repayments from Mid Cap credit facility	(32,519)	(71,082)
Repayments from Mid Cap term loan	(1,344)	—
Debt issuance costs from Mid Cap credit facility	(369)	(581)
Debt issuance costs from Horizon term loan	—	(900)
Deferred offering costs	(17)	—
Insurance financing proceeds	—	3,833
Insurance obligation payments	—	(1,818)
Capital lease financing proceeds	20	—
Capital lease obligation payments	(40)	(42)

Cash provided by financing activities	30,186	29,706
EFFECT OF EXCHANGE RATE ON CASH	—	1

NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	10,667	15,414
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	5,797	20,708

CASH AND RESTRICTED CASH AT END OF PERIOD	$16,464	$36,122

RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$15,785	$35,686
RESTRICTED CASH—Prepaid and other assets	550	307
RESTRICTED CASH—Other non-current assets	129	129

TOTAL CASH AND RESTRICTED CASH	$16,464	$36,122

	Nine Months Ended September 30,
	2018	2019
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,112	$2,467
Cash paid for taxes	$3	$15
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital lease	$25	$—
Note payable on acquisition	$—	$195

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2019
	(in thousands except share and per share data)
NET REVENUE	$17,846	$30,368	$40,603
COST OF GOODS SOLD (1)	11,175	18,608	23,076

GROSS PROFIT	6,671	11,760	17,527

OPERATING EXPENSES:
Sales and distribution (1)	9,274	11,828	17,307
Research and development (1)	1,163	1,860	2,634
General and administrative (1)	3,366	4,414	7,999

TOTAL OPERATING EXPENSES:	13,803	18,102	27,940

OPERATING LOSS	(7,132)	(6,342)	(10,413)
INTEREST EXPENSE—net	1,212	1,281	875
OTHER EXPENSE (INCOME)—net	45	(13)	21

LOSS BEFORE INCOME TAXES	(8,389)	(7,610)	(11,309)
PROVISION FOR INCOME TAXES	—	15	8

NET LOSS	$(8,389)	$(7,625)	$(11,317)

Net loss per share, basic and diluted	$0.73	$0.62	$(0.75)

Weighted-average number of shares outstanding, basic and diluted	11,534,190	12,206,747	15,134,422

(1)	Amounts include stock-based compensation expense as follows:

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2019
	(in thousands)
Cost of goods sold	$—	$—	$—
Sales and distribution expenses	388	528	1,617
Research and development expenses	161	390	1,327
General and administrative expenses	951	1,701	4,772

Total stock-based compensation expense	$1,500	$2,619	$7,716

Non-GAAP Financial Measures and Reconciliations

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) Contribution margin; (ii) Contribution margin as a percentage of net revenue; (iii) Adjusted EBITDA; (iv) Adjusted EBITDA as a percentage of net revenue (v) operating expenses, including operating loss, excluding stock-based compensation and (vi) cash burn. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies.

As used herein, Contribution margin represents operating loss plus general and administrative expenses, research and development expenses and fixed sales and distribution expenses. As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense and other expense, net. As used herein, Adjusted EBTIDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the applicable GAAP reconciliation, provides useful supplemental information for investors. We use Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effects of non-cash items, while Contribution margin and Contribution margin as a percentage of net revenue are useful to investors in assessing the operating performance of our products as they represent our operating results without the effects of fixed costs and non-cash items. Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA nor Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similarly titled measures in other organizations because other organizations may not calculate Contribution margin, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;

•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets; or

•	changes in cash requirements for our working capital needs.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and will remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

•	general and administrative expenses necessary to operate our business;

•	research and development expenses necessary for the development, operation and support of our software platform; or

•	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense.

The following table provides a reconciliation of Contribution margin to operating loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(in thousands, except percentages)
Operating loss	$(4,707)	$(10,413)	$(21,772)	$(23,887)
Add (deduct)
General and administrative expenses	2,767	7,999	8,103	15,779
Research and development expenses	790	2,634	2,810	5,657
Sales and distribution fixed expenses, including stock-based compensation expense	1,415	3,010	4,052	6,623
Contribution margin	$265	$3,230	$(6,807)	$4,172

Contribution margin as a percentage of net revenue	1.1%	8.0%	(12.7)%	4.7%

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2019
	(in thousands, except percentages)
Operating loss	$(7,132)	$(6,342)	$(10,413)
Add (deduct)
General and administrative expenses	3,366	4,414	7,999
Research and development expenses	1,163	1,860	2,634
Sales and distribution fixed expenses, including stock-based compensation expense	1,808	1,804	3,010

Contribution margin	$(795)	$1,736	$3,230

Contribution margin as a percentage of net revenue	(4.5)%	5.7%	8.0%

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(in thousands, except percentages)
Net loss	$(5,127)	$(11,317)	$(23,233)	$(27,331)
Add (deduct)
Provision for income taxes	—	8	3	23
Interest expense, net	439	875	1,503	3,368
Depreciation and amortization	60	41	188	136

EBITDA	(4,628)	(10,393)	(21,539)	(23,804)

Other expense (income), net	(19)	21	(45)	53
Stock-based compensation expense	141	7,716	482	11,835
Adjusted EBITDA	$(4,506)	$(2,656)	$(21,102)	$(11,916)

Adjusted EBITDA as a percentage of net revenue	(18.3)%	(6.5)%	(39.4)%	(13.4)%

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2019
	(in thousands, except percentages)
Net loss	$(8,389)	$(7,625)	$(11,317)
Add (deduct)
Provision for income taxes	—	15	8
Interest expense, net	1,212	1,281	875

Depreciation and amortization	55	40	41

EBITDA	(7,122)	(6,289)	(10,393)

Other expense (income), net	45	(13)	21
Stock-based compensation expense	1,500	2,619	7,716

Adjusted EBITDA	$(5,577)	$(3,683)	$(2,656)

Adjusted EBITDA as a percentage of net revenue	(31.3)%	(12.1)%	(6.5)%

Our operating expenses, including operating loss, excluding stock-based compensation expense is as used herein, sales and distribution expenses excluding stock-based compensation expense, research and development expenses excluding stock-based compensation expense, general and administrative expenses excluding stock-based compensation expense, operating expenses excluding stock-based compensation expense and operating loss excluding stock-based compensation expense, represents our operating expenses excluding stock-based compensation which are non-cash. We believe these financial measures provide an additional metric to evaluate our cash business operations expenses. We believe these financial measures are useful to investors to evaluate the cash expense of our core business expenditures without the effect of material non-cash items such as stock-based compensation expense. Our method for calculating these financial measures may not be used by other organizations and therefore these amounts may not be directly comparable to financial measures disclosed by other organizations. As used herein, sales and distribution expense excluding stock-based compensation expense as a percentage of net revenue, research and development expenses excluding stock-based compensation expense as a percentage of net revenue, general and administrative expenses excluding stock-based compensation expense as a percentage of net revenue, operating expenses excluding stock-based compensation expense as a percentage of net revenue and operating loss excluding stock-based compensation expense as a percentage of net revenue, represents each of those financial measures divided by net revenue.

The following table provides a reconciliation of these financial measures to the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
	(in thousands, except percentages)
Sales and distribution expense	$11,560	$17,307	$28,516	$38,409
Add (deduct)
Sales and distribution stock-based compensation expense	(5)	(1,617)	(11)	(2,533)

Sales and distribution expense excluding stock-based compensation expense	$11,555	$15,690	$28,505	35,876

Sales and distribution expense excluding stock-based compensation expense as a percentage of net revenue	46.8%	38.6%	53.2%	40.4%
Research and development expense	$790	$2,634	$2,810	$5,657
Add (deduct)
Research and development stock-based compensation expense	(8)	(1,327)	(21)	(1,878)

Research and development expense excluding stock-based compensation expense	$782	$1,307	$2,789	$3,779

Research and development expense excluding stock-based compensation expense as a percentage of net revenue	3.2%	3.2%	5.2%	4.3%
General and administrative expense	$2,767	$7,999	$8,103	$15,779
Add (deduct)
General and administrative stock-based compensation expense	(128)	(4,772)	(450)	(7,424)

General and administrative expense excluding stock-based compensation expense	$2,639	$3,227	$7,653	$8,355

General and administrative expense excluding stock-based compensation expense as a percentage of net revenue	10.7%	7.9%	14.3%	9.4%
Total operating expenses	$15,117	$27,940	$39,429	$59,845
Add (deduct)
Total stock-based compensation expense	(141)	(7,716)	(482)	(11,835)

Total operating expenses excluding stock-based compensation expense	$14,976	$20,224	$38,947	$48,010

Total operating expenses excluding stock-based compensation expense as a percentage of net revenue	60.7%	49.8%	72.7%	54.1%
Operating loss	$(4,707)	$(10,413)	$(21,772)	$(23,887)
Add (deduct)
Total stock-based compensation expense	141	7,716	482	11,835

Operating loss excluding stock-based compensation expense	$(4,566)	$(2,697)	$(21,290)	$(12,052)

Operating loss excluding stock-based compensation expense as a percentage of net revenue	(18.5)%	(6.6)%	(39.7)%	(13.6)%

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2019
Sales and distribution expense	$9,274	$11,828	$17,307
Add (deduct)
Sales and distribution stock-based compensation expense	(388)	(528)	(1,617)

Sales and distribution expense excluding stock-based compensation expense	$8,886	$11,300	$15,690

Sales and distribution expense excluding stock-based compensation expense as a percentage of net revenue	49.8%	37.2%	38.6%
Research and development expense	$1,163	$1,860	$2,634
Add (deduct)
Research and development stock-based compensation expense	(161)	(390)	(1,327)

Research and development expense excluding stock-based compensation expense	$1,002	$1,470	$1,307

Research and development expense excluding stock-based compensation expense as a percentage of net revenue	5.6%	4.8%	3.2%
General and administrative expense	$3,366	$4,414	$7,999
Add (deduct)
General and administrative stock-based compensation expense	(951)	(1,701)	(4,772)

General and administrative expense excluding stock-based compensation expense	$2,415	$2,713	$3,227

General and administrative expense excluding stock-based compensation expense as a percentage of net revenue	13.5%	8.9%	7.9%
Total operating expenses	$13,803	$18,102	$27,940
Add (deduct)
Total stock-based compensation expense	(1,500)	(2,619)	(7,716)

Total operating expenses excluding stock-based compensation expense	$12,303	$15,483	$20,224

Total operating expenses excluding stock-based compensation expense as a percentage of net revenue	68.9%	51.0%	49.8%
Operating loss	$(7,132)	$(6,342)	$(10,413)
Add (deduct)
Total stock-based compensation expense	1,500	2,619	7,716

Operating loss excluding stock-based compensation expense	$(5,632)	$(3,723)	$(2,697)

Operating loss excluding stock-based compensation expense as a percentage of net revenue	(31.6)%	(12.3)%	(6.6)%

Quarterly Condensed Statement of Cash Flows Information

The following table provides summarized quarterly information from our condensed statement of cash flows for 2019:

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2019
	(in thousands)
Operating activities:
Net loss	$(8,389)	$(7,625)	$(11,317)
Total adjustments to reconcile net loss to net cash used in operating activities	1,879	3,219	8,124
Cash (used in) provided by working capital (changes in assets and liabilities)	(5,414)	41	6,337

Cash used in operating activities	(11,924)	(4,365)	3,144
Cash used in investing activities	(10)	(11)	(1,126)
Financing activities:
Proceeds from initial public offering, less issuance costs	—	30,902	(348)
Net proceeds from (payments to) MidCap Credit Facility, including debt issuance costs	5,520	(1,617)	(5,244)
All other financing activities	(892)	1,652	(266)
Cash provided by (used in) financing activities	4,628	30,937	(5,858)
Effect of exchange rate on cash	1	—	(1)

Net change in cash and restricted cash for period	$(7,305)	$26,561	$(3,841)

As used herein, cash burn represents the change of the net change in cash balance at each of the applicable balance sheet period adjusted for certain one-time items like our initial public offering and excluding changes in restricted cash. We use cash burn to provide an additional metric to evaluate our cash flows from our business operations. We believe cash burn is useful to investors to evaluate the cash operating performance of our business without the effect of certain one-time times (i.e., our initial public offering). Our method for calculating cash burn may not be used by other organizations and therefore our cash burn amount may not be directly comparable to the cash burn disclosed by other organizations. The following table provides a reconciliation of cash burn to the net change in cash and restricted cash for period, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,
	2019	2019	2019
	(in thousands)
Net change in cash and restricted cash for period	$(7,305)	$26,561	$(3,841)
(deduct)
Proceeds from initial public offering, less issuance costs	—	(30,902)	348
Net cash impact from mergers and acquisition activity	—	—	1,105
Changes in restricted cash	250	—	—

Cash burn	$(7,055)	$(4,341)	$(2,388)